Exhibit 99.4
Accredited Mortgage Series 2004-2
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
A-1
33,366,731.55
3,820,424.18
308,833,268.45
A-2
35,724,732.05
3,844,485.63
306,995,267.95
CERTIFICATE
0.00
16,618,869.44
0.00